Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                              18 U.S.C. SETION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Global Gold Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert A. Garrison, President, Chief Financial Officer and Chief Operating Officer of the Company, certify pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, that I believe that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: November 19, 2002           GLOBAL GOLD CORPORATION


                                   By: /s/  Robert A. Garrison
                                            ---------------------------------
                                            Robert A. Garrison
                                            President, Chief  Financial  Officer
                                            and Chief Operating Officer